UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2011

BLACK TUSK MINERALS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street Vancouver, British Columbia Canada (Address of principal executive offices)	V6P 5T2 (Zip Code)

Registrant’s telephone number, including area code:   (360) 930-3910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Directors

As a result of a vacancy of the Board of Directors (the “Board”) of Black Tusk Minerals Inc. (the “Company”) and pursuant to Section 3.2 of the By-laws of the Company, Peter Watson was appointed by the Board as a director of the Company effective November 23, 2011.

Mr. Watson was the President and a Director of the Company from August 8, 2005 to April 24, 2008. Mr. Watson is a well-known businessman with over 25 years experience in strategic business development, corporate finance and marketing. Mr. Watson is the President of Marquee Capital Communications Inc., a company that provides financial and communication services to high growth companies. Over the course of his career he has served as a director and been instrumental in the growth of both private and public companies in various Canadian business sectors. Mr. Watson currently serves as a Director and Chief Financial Officer of Silver Pursuit Resources Ltd.

Item 8.01 Other Events

On November 28, 2011, the Company granted to Peter Watson 10,000 options under the Company's 2011 Nonqualified Stock Option Plan (the “2011 Plan”) and 15,000 options under the Company's 2009 Nonqualified Stock Option Plan (the “2009 Plan”). The 2011 Plan, in its entirety, can be found on the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2011. The 2009 Plan, in its entirety, can be found on the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Tusk Minerals Inc.
(Registrant)

Dated: November 30, 2011	By: /s/ “Gavin Roy”
Gavin Roy President